UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2019

Arrowhead Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38042	46-0408024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 E. Colorado Blvd, Suite 700, Pasadena, CA 91105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	ARWR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Marianne De Backer as a Director

At the recommendation of the Nomination Committee, the Board of Directors of Arrowhead Pharmaceuticals, Inc. (the “Company”) elected Marianne De Backer as an independent director of the Company with a term beginning effective December 12, 2019. On December 12, 2019, Ms. Marianne De Backer accepted an appointment to the Board of Directors of Arrowhead Pharmaceuticals, Inc. It is anticipated that Ms. De Backer will serve on the Audit, Compensation and Nomination Committees.

Ms. De Backer’s compensation will consist of cash compensation of $70,000 and a grant of 7,500 restricted stock units that will vest on the one year anniversary of the grant date. Additionally, Ms. De Backer will receive a grant of 5,000 restricted stock units effective upon the commencement of her term, and this grant will also vest on the one year anniversary of the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2019

ARROWHEAD PHARMACEUTICALS, INC.

By:	/s/ Kenneth Myszkowski
Kenneth Myszkowski
Chief Financial Officer